Exhibit 99.1

Contact:	Nina Kondo (617) 867-1125 nkondo@digitas.com

DIGITAS REPORTS SOLID FIRST QUARTER RESULTS

•	Fee revenue grows by 5% over first quarter 2002
•	Net income increases 270% over first quarter 2002
•	Operations continue to generate cash

BOSTON, April 30, 2003—Digitas Inc. (Nasdaq: DTAS) today reported results for the first quarter of 2003, in line with management’s previously announced expectations.

Results of Operations

Digitas reported fee revenue for the first quarter of 2003 of $52.3 million, compared with $49.6 million for the first quarter of 2002. Total revenue, including reimbursable pass-through expenses, was $79.2 million for the first quarter of 2003, compared to $69.0 million for the first quarter of 2002. The company reported net income of $2.6 million, or $0.04 per share, for the first quarter of 2003, as compared to net income of $0.7 million, or $0.01 per share, in the prior-year period. Adjusted cash earnings1 were $4.6 million, or $0.07 per share, for the first quarter of 2003, as compared to adjusted cash earnings of $3.0 million, or $0.04 per share, for the first quarter of 2002. The company’s cash balance at March 31, 2003, was $48.3 million, as compared to $68.8 million at December 31, 2002. On March 31, 2003, the company completed a self-tender offer to repurchase approximately 6.4 million shares of its common stock at a price of $3.89 per share for an aggregate purchase price of $25.0 million.

David Kenny, Chairman and Chief Executive Officer of Digitas, said, “Despite the uncertain economy, we have continued commitments from our clients. While spending levels reflect the caution of the times, many of our relationships continue to grow in depth and breadth, as clients increasingly see the relevance and value of the work we do, and rely on us as a strategic partner in their businesses.”

Guidance

Digitas said it anticipates fee revenue of $50 million–$52 million for the second quarter of 2003. The company also said it expects to achieve earnings per share calculated in accordance with generally accepted accounting principles of $0.03–$0.05 in the second quarter of 2003. In addition, Digitas expects adjusted cash earnings2 of $0.06–$0.08 per share for the second quarter of 2003.

For the full year 2003, the company continues to anticipate fee revenues of $200 million–$220 million, earnings per share calculated in accordance with generally accepted accounting principles of $0.12–$0.22, and adjusted cash earnings2 per share of $0.23–$0.33.

Jeff Coté, Chief Operating and Financial Officer of Digitas, said, “We continue to strive toward fee revenues of $200 million–$220 million for 2003. Achieving the high end of the range would require an accelerated spend rate by our clients in the second half of the year.”

Digitas will discuss its first quarter performance on a conference call this afternoon at 4:30 p.m. (Eastern). The call-in number is (888) 689-4452 (U.S. and Canada) or (706) 679-5891 (international). A live webcast of the conference call will also be available on the investor relations page of the company’s Web site at http//investor.digitas.com. The financial and statistical information presented on the conference call will be available for replay at http//investor.digitas.com promptly after the conference call. Replays of the call by telephone will be available for seven days following the call. To access the replay by telephone, please call (800) 642-1687, conference ID 7531354. Replays of the call will be available by webcast for an extended period of time by visiting the company’s Web site at http://investor.digitas.com.

About Digitas

Digitas (www.digitas.com) is the leading provider of services to help companies attract, retain, and grow profitable customer relationships. Digitas provides the marketing programs, customer strategy, technology platforms, and channel operations support that help its clients achieve measurable, lasting improvement in their marketing productivity.

Digitas serves as strategic partner to several industry-leading clients, including Allstate, American Express, AT&T, Delta Air Lines, and General Motors. Digitas employs approximately 1,100 people and has offices in Boston, Chicago, London, New York, and San Francisco.

1 The company’s adjusted cash earnings calculation excludes from its GAAP earnings amortization of intangible assets, stock-based compensation, restructuring expenses, and extraordinary items, if any, and employs the company’s actual tax provision. The company believes its adjusted cash earnings calculations are meaningful as they exclude any noncash charges which the company believes are not necessarily indicative of the performance of the company’s underlying business. Management believes the presentation of earnings excluding these charges provides useful information to investors as measures of operating performance basic to the company’s ongoing operations and comparable from period to period. The following table reconciles adjusted cash earnings to GAAP earnings:

	3 Months Ended 3/31/03		3 Months Ended 3/31/02
(in thousands, except per share data)	$	$ per share	$	$ per share
GAAP earnings(loss)	$2,632	$0.04	$711	$0.01
Amortization of intangible assets	176	—	176	—
Stock-based compensation	1,825	0.03	2,077	0.03

Total of adjustments	$2,001	$0.03	$2,253	$0.03

Adjusted cash earnings(loss)	$4,633	$0.07	$2,964	$0.04

2 The company’s projected adjusted cash earnings per share are calculated and presented for the same reasons as described in the preceding note. The following table reconciles projected adjusted cash earnings per share to projected GAAP earnings per share:

	3 Months Ended 6/30/03		12 Months Ended 12/31/03
	Low End	High End	Low End	High End
GAAP earnings(loss)	$0.03	$0.05	$0.12	$0.22
Amortization of intangible assets	*	*	0.01	0.01
Stock-based compensation	$0.03	$0.03	0.10	0.10

Total of adjustments	$0.03	$0.03	$0.11	$0.11

Adjusted cash earnings(loss)	$0.06	$0.08	$0.23	$0.33

* Less than $0.01per share.

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding expectations with respect to future revenues, cash flow, profitability, and working capital and statements regarding the company’s future business prospects. These and all other forward-looking statements in this press release are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected or implied in such forward-looking statements. Such factors include, without limitation, overall economic and business conditions, the demand for the company’s services (including the willingness and ability of the company’s clients to maintain or expand their spending), competitive factors in the company’s markets, the company’s ability to sublet its excess real estate in the anticipated time frame, and the company’s ability to effectively manage its growth and client relationships, among other factors. A further list and description of some of the risks and uncertainties potentially impacting the company’s business and future performance can be found in the company’s filings with the Securities Exchange Commission. Guidance offered by Digitas senior management today represents a point-in-time estimate made early in the quarter. The company expressly disclaims any current intention or obligation to update this forecast or any other forward-looking statement contained in this press release.

DIGITAS INC.

STATEMENT OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2003	2002
Revenue:
Fee revenue	$52,260	$49,558
Pass-through revenue	26,898	19,431

Total revenue	79,158	68,989
Operating expenses:
Professional services costs	30,588	29,410
Pass-through expenses	26,898	19,431
Selling, general and administrative expenses	16,948	17,263
Stock-based compensation	1,825	2,077
Amortization of intangible assets	176	176

Total operating expenses	76,435	68,357

Income (loss) from operations	2,723	632

Other income (expense):
Interest income	230	220
Interest expense	(134)	(139)
Other miscellaneous income (expense)	2	(2)

Income (loss) before provision for income taxes	2,821	711
Provision for income taxes	189	—

Net income (loss)	$2,632	$711

Net income (loss) per share
Basic	$0.04	$0.01
Diluted	$0.04	$0.01
Weighted-average common shares outstanding
Basic	63,166	61,411
Diluted	69,157	70,456

DIGITAS INC.

BALANCE SHEET

(dollars in thousands, except share data)

	March 31,	December 31,
	2003	2002
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$48,330	$68,827
Accounts receivable, net of allowance for doubtful accounts of $906 and $944 at March 31, 2003 and December 31, 2002, respectively	28,796	34,920
Accounts receivable, unbilled	16,952	17,986
Prepaid expenses and other current assets	4,557	5,029

Total current assets	98,635	126,762
Fixed assets, net	28,527	30,892
Goodwill, net	98,130	98,130
Other intangible assets, net	1,235	1,411
Other assets	2,324	2,054

Total assets	$228,851	$259,249

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,609	$17,092
Current portion of long-term debt	261	255
Billings in excess of cost and estimated earnings on uncompleted contracts	23,520	24,685
Accrued expenses	9,749	7,842
Accrued compensation	19,730	17,749
Accrued restructuring	11,691	11,117
Capital lease obligations	125	276

Total current liabilities	71,685	79,016
Long-term debt, less current portion	495	563
Accrued restructuring, long-term	35,939	39,271
Other long-term liabilities	350	315

Total liabilities	108,469	119,165
Shareholders’ equity:
Preferred shares, $.01 par value per share; 25,000,000 shares authorized and none issued and outstanding at December 31, 2002 and 2001	–	–
Common shares, $.01 par value per share, 175,000,000 shares authorized; 57,381,148 and 62,510,919 shares issued and outstanding at March 31, 2003 and December 31, 2002, respectively	574	625
Additional paid-in capital	322,096	346,898
Accumulated deficit	(195,010)	(197,642)
Cumulative foreign currency translation adjustment	(107)	(62)
Deferred compensation	(7,171)	(9,735)

Total shareholders’ equity	120,382	140,084

Total liabilities and shareholders’ equity	$228,851	$259,249